UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

24/F Xiwang Tower, No. 136, Zhongshan Road, Zhongshan District, Dalian, P.R. of China

(Address of Principal Executive Office) (Zip Code)

011 (8621) 5015 2581

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 11, 2012, Andatee China Marine Fuel Services Corporation (the “Company”) received two letters from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the past 30 consecutive business days, (i) the bid price for the Company’s common stock has closed below the minimum $1.00 per share continued listing requirement set forth in Nasdaq Listing Rule 5450(a)(1), and (ii) the Company failed to maintain at least $5 million in the Market Value of Publicly Held Shares (MVPHS) continued listing standard set forth in Nasdaq Listing Rule 5450(b)(1)(C).

Pursuant to the foregoing deficiency notices and consistent with the Nasdaq rules, the Company has been granted a 180 calendar day (or until June 10, 2013) grace period to regain compliance with each of the foregoing listing deficiencies. If at anytime during the grace period, the Company’s common stock closes at least $1.00 per share for a minimum of 10 consecutive business days, the Company will regain its compliance with the minimum bid price deficiency. Similarly, if at anytime during the grace period, the Company’s MVPHS closes at $5,000,000 or more for a minimum of 10 consecutive business days, the Company will regain its compliance with the MVPHS listing deficiency.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ An Fengbin
An Fengbin, Chief Executive Officer

Date: December 17, 2012